UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

CRONOS GROUP INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation)	001-38403 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

720 King St. W., Suite 320 Toronto, Ontario	M5V 2T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 504-0004
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Trading Symbol(s)	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CRON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2020, Bruce Gates, a Director and Chair of the Compensation Committee of the Board of Directors (the “Board”) of Cronos Group Inc. (the “Company”) resigned as a Director of the Company, in order to focus on other increased professional responsibilities. Mr. Gates had been nominated to the Board by Altria Group, Inc. (“Altria”) pursuant to the Investor Rights Agreement, dated March 8, 2019 (the “Investor Rights Agreement”), between the Company and Altria. There were no disagreements between the Company and Mr. Gates with respect to any matter relating to the Company’s operations, policies or practices.
On March 17, 2020, in accordance with the Investor Rights Agreement and Altria’s submission, the Board elected Heather Newman as a Director of the Company, to serve until the next Annual Meeting of Shareholders of the Company, effective March 17, 2020.
Ms. Newman serves as Senior Vice President, Corporate Strategy, Altria Group, Inc. In her role, she oversees Altria’s Strategy and Business Development as well as Advanced Analytics, Investor Relations and Corporate Communications. Previously, Ms. Newman served as President and Chief Executive Officer for Philip Morris USA, where she led the company’s efforts to responsibly manufacture and market its brands, including Marlboro and IQOS, to adult tobacco consumers in a financially disciplined way. Since 1999, Heather held numerous leadership roles in Sales and Brand Management including Vice President & General Manager, Marlboro, the leading cigarette brand in all 50 states. Ms. Newman received her undergraduate business degree from Saint Joseph’s University’s Erivan K. Haub School of Business and completed her M.B.A. at Saint Joseph’s University with a concentration in Marketing in 2005. She serves on the Board of Directors of the Virginia Mentoring Partnership, The Executive Advisory Council for the University of Richmond Robins School of Business, as well as on the Board of Visitors for Saint Joseph’s University.
Ms. Newman will not be compensated as a non-executive Director as an Altria nominee and employee. The Company has entered into its standard form of indemnification agreement with Ms. Newman.
No family relationships exist between Ms. Newman and any of the Company’s other directors or executive officers.
Item 8.01. Other Events.
        On March 17, 2020, the Board appointed Jody Begley, a current Director, as the new Chair of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRONOS GROUP INC.

Dated: March 17, 2020	By:	/s/ Michael Gorenstein
Name: Michael Gorenstein
Title: President and Chief Executive Officer